Exhibit 10.2

PHARMACOPEIA, INC.

AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

Amendment No. 1

Pursuant to the power reserved to it in Section 17.7 of the PHARMACOPEIA, INC. AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN (the “Plan”), effective as amended and restated on May 3, 2007, the Board of Directors of Pharmacopeia, Inc., a Delaware corporation (the “Company”), hereby amends the Plan as follows:

1.      The first sentence of Section 6.1 is hereby amended and restated in its entirety to read as follows:

“Available Shares. The maximum number of shares of Common Stock which shall be available for grant of Awards under the Plan (including Incentive Stock Options) during its term shall not exceed 5,400,000.”

2.      This Amendment No. 1 to the Plan shall be effective only after approval of the stockholders of the Company as set forth in Section 17.7 of the Plan.

To record the adoption of this Amendment No. 1, the Company has caused its authorized officer to affix its corporate name this 30th day of April, 2008.

PHARMACOPEIA, INC.

By:	/s/ Joseph A. Mollica, Ph.D.
Joseph A. Mollica, Ph.D.
Chairman of the Board and Interim President and Chief Executive Officer